UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 26, 2004


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

NEWS RELEASE                                             CONTACTS:  408-995-5115
                                    Media Relations: Katherine Potter, Ext. 1168
                                     Investor Relations: Rick Barraza, Ext. 1125


           Calpine Raises $101 Million Through Sale of Power Contract

     (SAN JOSE, Calif.) /PR Newswire - First Call/ May 26, 2004 - As part of its program to enhance liquidity and reduce debt, Calpine Corporation [NYSE:CPN] has sold its power contract related to the 118-megawatt Parlin and 58-megawatt Newark Power Plants in New Jersey. With this sale Calpine raised $101 million in cash, after transaction costs and a payment to retire approximately $79 million of non-recourse project debt. In addition, the company successfully lowered the cost of power by more than 10% for its customer and ratepayers while improving its regional operating flexibility to better serve the Pennsylvania, New Jersey, Maryland (PJM) market.

     "Calpine and a valued customer benefit from this transaction," stated Bob Kelly, Calpine chief financial officer. "The customer continues to receive reliable power, at more competitive rates. Calpine enhances its liquidity, reduces debt and strengthens its competitive position in the PJM market."

     As part of this transaction, Calpine terminated its previous unit-contingent power contracts. This will enable the company to operate its Newark and Parlin Power Plants to more effectively respond to market conditions. Calpine since entered into a new contract to supply the customer with market power, and has subsequently sold this contract to Morgan Stanley Capital Group, Inc. Together with Calpine's 584-megawatt Onetelanuee Energy Center in Pennsylvania, the PJM market is now being served the through the company's integrated system of power plants.

About Calpine

     Calpine Corporation, celebrating its 20th year in power, is a leading North American power company dedicated to providing electric power to customers from clean, efficient, natural gas-fired and geothermal power plants. The company generates power at plants it owns or leases in 21 states in the United States, three provinces in Canada and in the United Kingdom. Calpine is also the world's largest producer of renewable geothermal energy, and owns or controls approximately one trillion cubic feet equivalent of proved natural gas reserves in the United States and Canada. The company is listed on the S&P 500 and was named FORTUNE's 2004 Most Admired Energy Company. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) unscheduled outages of operating plants; (iv) a competitor's development of lower cost generating gas-fired power plants; (v) risks associated with marketing and selling power from power plants in the newly-competitive energy market; (vi) other risks identified from time-to-time in the Company's reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2003 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, which can also be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  May 27, 2004